SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)         January 1, 1997
                                                --------------------------------


                               T/F PURIFINER, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                   1-11991                 14-1708544
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(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)           Identification No.)


3020 High Ridge Road, Suite 100, Boynton Beach, Florida         33426
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (561) 547-9499
                                                   -----------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 5 - OTHER EVENTS

      Effective January 1, 1997, the Company amended its Certificate of Incorporation to effectuate a 2.5:1 forward stock split of its outstanding Common Stock following approval of a majority in interest of the voting capital stock of the Company. The payout or distribution date for the additional shares of Common Stock will take place on January 14, 1997. As a result, the ex-dividend date relative to the forward stock split will occur on January 15, 1997 and the due bill date will be January 17, 1997. Effective on the ex-dividend date, the outstanding Common Stock of the Company will trade on a basis giving effect to the 2.5:1 forward stock split.

      In December 1996, the Company accepted subscriptions aggregating $2,400,000 for 396,652 shares of its Common Stock in a private placement of its securities. The Company is obligated to register such securities under the Securities Act of 1933 in certain circumstances.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      Exhibit:

            (1)   Certificate of Amendment to Certificate of Incorporation






























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




                                   SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    T/F PURIFINER, INC.


                                    By: /s/Richard C. Ford
                                       ------------------------------
                                           Richard C. Ford, President


January 8, 1997.


































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